As filed with the Securities and Exchange Commission on May 28, 1999

                                                      Registration No. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                 --------------

                          SOUTH JERSEY INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


                  Dividend Reinvestment and Stock Purchase Plan


       New Jersey                                         22-1901645
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                     Number One South Jersey Plaza, Route 54
                            Folsom, New Jersey 08037
                                 (609) 561-9000
          (Address and telephone number of principal executive offices)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         -----------------------------


     CHARLES BISCIEGLIA, PRESIDENT                           Copy to:
     South Jersey Industries, Inc.                       GEORGE W. PATRICK
Number One South Jersey Plaza, Route 54              4000 Bell Atlantic Tower
           Folsom, NJ  08037                             1717 Arch Street
            (609) 561-9000                            Philadelphia, PA  19103
     (Name, address and telephone                         (215) 994-2631
     number of agent for service)


                         -----------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                               -------------------

                                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      Proposed              Proposed Maximum
       Title of                   Amount to        Maximum Offering             Aggregate             Amount of
Securities to be Registered     be Registered       Price Per Unit*          Offering Price*      Registration Fee
------------------------------------------------------------------------------------------------------------------
                                  1,000,000
Common Stock, $1.25 Par Value      Shares              $25.90625               $25,906,250            $7,201.94
==================================================================================================================

* The proposed maximum offering price per share is computed pursuant to Rule 457(c) on the basis of $25.90625 per share, the average of the high and low prices for common stock of South Jersey Industries, Inc. as reported in the consolidated reporting system of the New York Stock Exchange on May 21, 1999.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES THAT IS NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE UNDER SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT BECOMES EFFECTIVE ON A DATE THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), DETERMINES.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE + +ARE PERMITTED BY US FEDERAL SECURITIES LAWS TO OFFER THESE SECURITIES USING + +THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL + +THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN + +DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE + +SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY +
+JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.                      +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED May 28, 1999
================================================================================

                         Exhibit Index is on page II-3.

PROSPECTUS

                         SOUTH JERSEY INDUSTRIES, INC.
                          DIVIDEND REINVESTMENT PLAN
                             -------------------
  The Dividend Reinvestment Plan (the "Plan") of South Jersey Industries, Inc. (the "Company") provides a participant with a simple, convenient and economical way of accumulating and increasing his or her investment in shares of Common Stock without payment of any brokerage commission or service charge. Persons eligible to participate in the Plan include any record shareholder of the Company's Common Stock ("Common Stock"), Eligible Employees of the Company and its subsidiaries and any person who, upon enrolling in the Plan, agrees to purchase at least $100 of the Company's Common Stock. Shares purchased by a person participating in the Plan (a "Participant") may be treasury or newly issued Common Stock acquired directly from the Company or, at the Company's option, Common Stock purchased in the open market or in negotiated transactions.

  A participant may choose one of the following options:

  1. A Participant may have all or part of the cash dividends on his or her Common Stock automatically reinvested in Common Stock, and may also make optional cash payments for Common Stock. Limits on the optional cash payments are stated later in this Prospectus.

  2. A Participant may continue to receive his or her dividends in cash, and may purchase Common Stock through optional cash payments, subject to the limitations stated later in this Prospectus.

  In addition to the options available to Shareholders, Eligible Employees may purchase Common Stock through payroll deductions.

  The price of shares of newly issued or treasury Common Stock that the Plan acquires directly from the Company will be 98% of the average of the high and low sale prices for the Company's Common Stock for each of the last twelve days on which the Common Stock was traded prior to the date of purchase, as published in The Wall Street Journal report of New York Stock Exchange composite transactions. However, if the Company elects to have the Plan acquire shares through open market purchases or negotiated transactions, the price for such shares will be the weighted average of the actual prices paid for all such shares. Until the Company notifies participants that the Plan will purchase shares in the open market or in negotiated transactions, and that shares will therefore no longer be purchased at a discount, the Plan will acquire shares of Common Stock from the Company and the discount will continue to apply.

  Shareholders who do not wish to participate in the Plan will receive dividends paid in cash, as usual. The Plan does not change the Company's dividend policy, which will continue to depend upon earnings, financial requirements and other factors.

  It is suggested that this Prospectus be retained for future reference.
                             -------------------
THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
  CRIMINAL OFFENSE.
                             -------------------
                  The date of this Prospectus is May 28, 1999

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. We incorporate by reference in this prospectus the following documents which have been filed with the Commission:

  1. Our Annual Report on Form 10-K for the year ended December 31, 1998.

  2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

  3. The description of Common Stock contained in our Registration Statement on Form 8-B (File No.1-3990).

  In addition, we incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the 1934 Act) after the date of this prospectus and prior to the termination of this offering.

                            ADDITIONAL INFORMATION

  We are subject to the informational requirements of the 1934 Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices in Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and New York (7 World Trade Center, New York, New York 10048). Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that the Company files electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, N.Y. 10005 and the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pa. 19103, the two exchanges on which our Common Stock is listed.

  We intend to continue our present practice of issuing annual reports to shareholders, containing audited financial statements, and quarterly reports to shareholders, containing unaudited financial data.

  This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which we have filed with the Commission under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby, and to which reference is hereby made. We will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any document incorporated by reference in this Prospectus or in the Registration Statement. Requests should be made to our Corporate Secretary at our address and telephone number set forth on the next page.

  Unless otherwise indicated, references to "we," "us" and "our" refer to the Company, South Jersey Industries, Inc.

                         SOUTH JERSEY INDUSTRIES, INC.
                          DIVIDEND REINVESTMENT PLAN

                                  THE COMPANY

  South Jersey Industries, Inc. is a diversified holding company, incorporated in New Jersey. Our principal subsidiary is a natural gas utility, South Jersey Gas Company. We also have a non-regulated subsidiary, South Jersey Energy Company, that provides energy services including the acquisition and transportation of natural gas for industrial, commercial and residential customers and a wide range of energy management services. We are the issuer of the shares of Common Stock, par value $1.25 per share, offered under the Plan. Our general mailing address is 1 South Jersey Plaza, Folsom, NJ 08037, and our telephone number is (609) 561-9000.

                            THE PLAN ADMINISTRATOR

  We will be responsible for administering the Plan. Our duties as plan administrator ("Plan Administrator") are described later in this Prospectus. All communications to the Plan Administrator should be directed to the following address and telephone number:

                           Plan Administrator
                           South Jersey Industries, Inc.
                           1 South Jersey Plaza
                           Folsom, NJ 08037
                           (888) SJI-3100--Toll Free

                            PROVISIONS OF THE PLAN

  The following statements in question-and-answer form constitute the full provisions of our Dividend Reinvestment Plan.

Purposes and Advantages

 1. What is the purpose of the Plan?

  The purpose of the Plan is to provide Participants with a simple, convenient and economical method of accumulating and increasing their investment in shares of Common Stock. Consequently, Participants utilizing the Plan excessively for arbitrage, or short-term income producing strategies, may, at the option of the Plan Administrator, have their participation in the Plan terminated by the Plan Administrator.

  2. What are the advantages of the Plan to Participants?

  A Participant will obtain the following advantages:

  -- Dividends paid on all or part of a Participant's shares of Common Stock will be automatically reinvested in shares of Common Stock
     ("Reinvestment Purchases").

  -- A Participant may choose to make additional purchases of Common Stock
     ("Optional Purchases"), in addition to the amount purchased through automatic dividend reinvestment, as long as the total amount of such Optional Purchases in any calendar year does not exceed $100,000. For this purpose, Plan accounts under common control or management may be aggregated and deemed to be one account. (See Question 23.)

  -- As long as the Plan continues to purchase newly issued or treasury stock directly from us, Participants will acquire stock, through dividends paid on our stock or through additional purchases of our stock, at a discount of 2% from the applicable average market price. Until we notify Participants that the Plan will purchase shares in the open market or in negotiated transactions, and that shares will therefore no longer be purchased at a discount, the Plan will acquire shares of Common Stock from us and the discount will continue to apply.

  -- We will pay all brokerage fees or service charges for purchases under the Plan. Participants will incur no brokerage or service charges for purchases made by the Plan.

  -- A Participant will receive quarterly statements reporting his or her purchases of Common Stock, thus simplifying his or her investment record-keeping.

  -- The Plan allows a Participant flexibility in the amount of investments he or she wishes to make and the manner in which he or she wishes to make them. A Participant may choose to have Automatic Purchases made with all of his or her dividends or only a portion of them, may make Optional Purchases in any amount (subject to the limitations stated above and under Question 23), and may vary the amounts of his or her purchases from time to time.

  -- Eligible Employees may also invest in our Common Stock through automatic payroll deductions ("Payroll Deduction Purchases").

Participation

 3. Who is eligible to participate in the Plan?

  (a) Shareholders of record of our Common Stock are eligible to participate in the Plan ("Eligible Shareholders"). Beneficial but not record owners of Common Stock (that is, persons whose shares are registered in names other than their own, such as in the name of a broker, trustee or bank nominee) must transfer into their own names those shares which they wish to be subject to automatic dividend reinvestment under the Plan.

  (b) Any person who is not currently an Eligible Shareholder but who enrolls in the Plan and makes an "Initial Purchase" of at least $100 of Common Stock as part of the enrollment process is also eligible to participate in the Plan.

  (c) All full time, regular employees of the Company or any of its subsidiaries ("Eligible Employees") are eligible to participate in the Plan. Eligible Employees are required to have first purchased at least one share of Common Stock in order to become Participants. (See Question 11.)

  (d) All Directors of the Company or any of its subsidiaries are eligible to participate in the Plan. (See Question 15.)

 4. How does one participate?

  One may enroll in the Plan by completing an authorization and enrollment form ("Authorization and Enrollment Form") and returning it to the Plan Administrator. An Authorization and Enrollment Form and a Plan Prospectus may be obtained by writing or calling the Plan Administrator. Anyone who is not an Eligible Shareholder or Eligible Employee must also purchase at least $100 of Common Stock as part of the enrollment process. As long as we continue to provide newly issued or treasury stock for purchase under the Plan, an Initial Purchase of $100 of Common Stock will be made at a price equal to 98% of the average of the high and low sale prices for our Common Stock for each of the last twelve days on which Common Stock was traded prior to the date of purchase, as published in The Wall Street Journal report of New York Stock Exchange composite transactions. If we elect to have the Plan acquire Common Stock on the open market or in negotiated transactions, the Initial Purchase of $100 of Common Stock will be made at the weighted average of the prices paid for all such shares.

 5. When may one join the Plan?

  One may enroll in the Plan at any time. However, the Authorization and Enrollment Form must be received by the Plan Administrator before certain recurring deadlines in order for the shareholder's dividends and any payments for Optional Purchases to be promptly invested. (See Questions 18 and 22.)

 6. How is a Plan Account opened?

  The Authorization and Enrollment Form is used to instruct the Plan Administrator to open an account for a Participant ("Plan Account") and to purchase Common Stock on the Participant's behalf. A Participant must furnish his or her Federal Tax identification number to the Plan Administrator when opening a Plan Account, and that tax identification number will not be accepted for more than one Plan Account.

 7. How will Common Stock be purchased under the Plan?

  Under the Plan, the Plan Administrator will purchase Common Stock on a Participant's behalf by making Reinvestment Purchases of Common Stock using the Participant's Common Stock dividends (either directly or in repayment of funds advanced by us for that purpose prior to a Dividend Payment Date), by making Optional Purchases of Common Stock using such payments (subject to the limitations stated under Question 23) as the Participant forwards for that purpose ("Optional Payments"), or in the case of Eligible Employees, by making Payroll Deduction Purchases using the amounts collected from payroll deductions ("Payroll Deduction Payments").

  All shares of Common Stock that the Plan Administrator purchases for a Participant under the Plan, whether through the automatic reinvestment of dividends, with Optional Payments or with Payroll Deduction Payments, will be credited to the Participant's Plan Account and held on his or her behalf by the Plan Administrator, unless other instructions are given. Thus, the shares purchased for a Participant under the Plan will be held separately from those shares of Common Stock that the Participant purchases (or has previously purchased) outside the Plan and holds in his or her own name.

  Shares purchased by Participants under the Plan may be treasury or newly issued Common Stock acquired from us, or may be purchased in the open market or in negotiated transactions. We determine the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which we can change our determination, may change such determination from time to time. We will notify Plan Participants of each change that results in the discontinuation of a Participant's ability to purchase shares at a discount from applicable market prices.

  8. How does a Participant specify the extent of his or her participation in the Plan?

  On the Authorization and Enrollment Form, a Participant will specify the extent of his or her participation in the Plan by selecting one of the following investment options:

    Full Dividend Reinvestment--All of the shares of Common Stock held by the Participant outside the Plan will be subject to automatic dividend reinvestment; thus, the dividends on all such shares will automatically be reinvested in Common Stock at a price determined in the manner set forth in Question 20. In addition, at his or her discretion, the Participant may make Optional Payments to be used for Optional Purchases of Common Stock at a price determined in the manner set forth in question 24, subject to the limitations stated under Question 23.

    Partial Dividend Reinvestment--Except for those shares on which the Participant specifies he or she is to receive cash dividends, all of the shares of Common Stock held by the Participant outside the Plan will be subject to dividend reinvestment; thus, the dividends paid on all but the specified shares will be reinvested in Common Stock at a price determined in the manner set forth in Question 20. The Participant may also, at his or her discretion, make Optional Payments to be used for Optional Purchases of Common Stock at a price determined in the manner set forth in Question 24. All such Optional Purchases are subject to the limitations stated under Question 23.

    Optional Purchases Only--None of the shares of Common Stock held by the Participant outside the Plan will be subject to automatic dividend reinvestment; thus, the dividends on all such shares will be paid to him in cash, as usual. However, the

    Participant may, at his or her discretion, make Optional Payments to be used for Optional Purchases of Common Stock at a price determined in the manner set forth in Question 24, subject to the limitations stated under Question 23.

  No matter which of the above options is chosen, all shares purchased under the Plan (regardless of whether they were Reinvestment Purchases, Optional Purchases or Payroll Deduction Purchases) and held in the Plan Account will be subject to automatic dividend reinvestment, and the dividends on all such shares will automatically be reinvested in Common Stock at a price determined in the manner set forth in Question 20. In the event no investment option is specified, the Participant will be deemed to have selected the Full Dividend Reinvestment Option.

 9. May a Participant change the extent of his or her participation in the Plan after enrollment?

  Yes, a Participant may change investment options at any time by completing a new Authorization and Enrollment Form and returning it to the Plan Administrator. However, the new Authorization and Enrollment Form must be received before certain recurring deadlines in order for the change in investment options to be given effect promptly. See Questions 18 and 22.

 10. How will certificates for new shares purchased under the Plan be issued?

  Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to Participants, but will be held in the name of the Plan Administrator. Thus, Participants need not be responsible for the safekeeping of the certificates representing their Plan share purchases. The number of shares credited to each Participant's Plan Account will be shown on his or her quarterly statement.

  A Participant may, however, request that all or part of the certificates representing shares purchased for him under the Plan be issued to him or her. To do so, a Participant must send a written request to the Plan Administrator. Only certificates for whole shares will be issued to Participants. If there are any fractions of whole shares in a Participant's Plan Account, certificates for those fractional shares will not be issued. Dividends on the shares for which certificates are issued to the Participant will be reinvested or paid in cash, as the Participant elects.

 11. How does an Eligible Employee participate?

  An Eligible Employee may join the Plan at any time by completing the Employee Enrollment Form ("Employee Enrollment Form") and returning it to us. Employee Enrollment Forms may be obtained by request from us. An Eligible Employee need not be a registered holder of Common Stock but, by executing the Employee Enrollment Form, agrees to have one share of Common Stock purchased on his or her behalf during the next Payroll Investment Period (as defined under Question 26) at a price determined in the manner set forth in Question
20. Each Employee Enrollment Form for an Eligible Employee who is not a registered shareholder must be accompanied by a check in an amount at least equal to the price of one share. Any amount in excess of the price of one share will be also used to purchase Common Stock. Payment for this first share of Common Stock may not be made from payroll deductions.

 12. What does the Employee Enrollment Form provide?

  The Employee Enrollment Form allows each Eligible Employee to decide the extent of participation in the Plan by payroll deductions. By checking the appropriate box on the Employee Enrollment Form, Eligible Employees, as shareholders, may also elect to participate through reinvestment of dividends on shares held by them or through Optional Payments.

 13. What about payroll deductions?

  Payroll deductions will be for an indefinite period. An Eligible Employee may specify on the Employee Enrollment Form the weekly amount to be withheld from the Eligible Employee's pay. The minimum weekly deduction is $5.00 and the maximum deduction permitted is 10% of the Eligible Employee's base gross weekly pay. Payroll deductions for Eligible Employees who are not registered shareholders will begin as soon as practicable following purchase of the first share of Common Stock as provided under Question 11.

 14. How does an Eligible Employee change the amount of payroll deduction or method of participation?

  An Eligible Employee may change or terminate his or her deductions by giving written notice to us. The Employee Enrollment Form may be used for this purpose. Any request for change in or termination of deductions will become effective as soon as practicable following receipt by us of such request. Any other method of participation in the Plan by an Eligible Employee may be changed as described herein generally for Participants in the Plan.

 15. How may our directors participate in the Plan?

  Our directors who are eligible to receive cash fees for service on our Board of Directors (i.e., those directors who are not employees of the Company or its subsidiaries) are eligible to participate in the Plan. These directors ("Eligible Directors") may participate through automatic deductions from their directors' fees.

  An Eligible Director may specify on the Employee Enrollment Form the amount to be withheld from the Eligible Director's fee. The minimum deduction per fee received is $100.00 and the maximum deduction permitted is 100% of the Eligible Director's fee. Fee deductions for Eligible Directors will begin as soon as practicable following the receipt by us of an Employee Enrollment Form as provided under Question 11.

  In all other respects, an Eligible Director participates in the Plan in the same way as an Eligible Employee under the Plan.

Administration

 16. What are the duties of the Plan Administrator?

  The Plan Administrator will establish a Plan Account for each Participant, will purchase shares directly from us, or at our option, on the open market or in negotiated transactions, will cause all purchases of Common Stock to be made for each Participant and will credit those purchases to the Participant's Plan Account. The Plan Administrator will also keep a record of all such purchases, will hold certificates for the purchased shares (unless otherwise instructed in writing), and will send each Participant a quarterly statement of his or her Plan Account.

 17. How many shares of the Common Stock will be purchased for Participants?

  Each Participant's account will be credited with that number of shares (including fractional shares computed to three decimal places), equal to the amount invested for his or her account, divided by the price per share determined in a manner set forth in Question 20 of all purchases for all Participants during the Investment Period (as defined under Question 18) or Payroll Investment Period (as defined under Question 26), as applicable.

Reinvestment Purchases

 18. When will Reinvestment Purchases be made?

  Reinvestment Purchases made with Common Stock dividends will be made quarterly, on the Common Stock dividend payment date for that quarter if the Plan acquires shares directly from us. If the Plan acquires shares in the open market or in negotiated transactions, those Reinvestment Purchases will be made quarterly, subject to any waiting periods under applicable Securities Laws or Stock Exchange regulations, during the period beginning two business days after the dividend declaration date for that quarter through the 20th business day after such dividend payment date (an "Investment Period"). Purchases prior to the dividend payment date will be made with advances by the Company which will be repaid by the Plan as soon as practical after the dividend payment date. Historically, dividend payment dates for our Common Stock have been January 2, March 31, June 30 and September 30 of each year.

  The dividend record dates corresponding to those dividend payment dates have historically been December 10, March 10, June 10 and September 10. To provide for automatic dividend reinvestment on a given dividend payment date, a Participant's Authorization and Enrollment Form must be received by the Plan Administrator at least five business days prior to the dividend record date for that dividend payment date. If an Authorization and Enrollment Form is received by the Plan Administrator less than five business days prior to the dividend record date, the pending dividend will be paid to the shareholder in cash and his or her instructions will be given effect starting with the next Common Stock dividend payment.

 19. How will Reinvestment Purchases be made?

  All shares purchased for Participants under the Plan will be treasury or newly-issued shares, shares purchased on the open market or shares purchased through negotiated transactions. The number of shares to be purchased for each Participant through a Reinvestment Purchase will depend upon the amount of the dividends being reinvested and the price of the Common Stock. The Plan Administrator will purchase as many whole shares and fractional shares (computed to three decimal places) as can be purchased with that amount of dividends.

  In the case of shares purchased on the open market or negotiated transactions, we will designate a registered broker-dealer to act as an independent agent in the purchase of Common Stock under the Plan (the "Purchasing Representative"). The Purchasing Representative shall generally have full discretion as to all matters relating to such purchases, including determining the number of shares, if any, to be purchased on any day during the Investment Period or at any time of that day, the prices paid for such shares, the markets on which such purchases are made, and the persons (including other brokers and dealers) from or through whom such purchases are made. Brokerage commissions and service fees will be paid by us. The Plan Administrator may also purchase shares directly from Certain Withdrawing Participants.

 20. How will the price of shares purchased through Reinvestment Purchases be determined?

  The price of shares of treasury or newly issued Common Stock purchased directly from us through Reinvestment Purchases will be 98% of the average of the high and low sale prices for our Common Stock for each of the last twelve days on which the Common Stock was traded prior to the date of purchase, as published in The Wall Street Journal report of New York Stock Exchange composite transactions. However, if we elect to have the Plan acquire shares through open market purchases or negotiated transactions, the price for such shares will be the weighted average of the actual prices paid for all such shares. Until we notify Participants that the Plan will purchase shares in the open market or in negotiated transactions, and that shares will therefore no longer be purchased at a discount, the Plan will acquire shares of Common Stock from us and the discount will continue to apply. However, no shares will be available for purchase under the Plan if the price so computed is less than the Common shareholders' equity per Common share (book value) as determined by us from time to time.

 21. Will shares acquired through Reinvestment Purchases be subject to automatic dividend reinvestment?

  Yes. All dividends paid on shares acquired through Reinvestment Purchases, so long as the shares are held in the Participant's Plan Account, will be automatically reinvested in new shares of Common Stock. If certificates for shares acquired through Reinvestment Purchases are issued to the Participant, the dividends paid on such shares will continue to be reinvested unless the Participant elects to have them paid in cash by changing his or her investment option. Shares purchased with dividends reinvested in the current quarter will be eligible to receive a dividend in the subsequent quarter.

Optional Purchases

 22. When may Optional Purchases be made?

  A person who does not participate in the Plan may make an Optional Purchase at the time he or she enrolls in the Plan by enclosing an Optional Payment (a check drawn on a United

States bank and in United States dollars and payable to "South Jersey Industries, Inc., Plan Administrator") with an Authorization and Enrollment Form. A person who is not an Eligible Shareholder at the time of enrollment must make an Initial Purchase of $100 of our Common Stock as part of the enrollment process. (See Questions 3 and 4.) The Authorization and Enrollment Form, together with the appropriate payment, should be returned to the Plan Administrator, and the Optional Payment will be invested in shares of Common Stock on the next quarterly investment date ("Investment Date").

  After initial enrollment in the Plan, a Participant may make Optional Purchases as often as four times a year by sending his or her Optional Payment with an Optional Purchase form (the top portion of the quarterly statement) to the Plan Administrator.

  In the event a Participant's Optional Payment is returned unpaid for any reason to the Plan Administrator by the bank on which it is drawn, the Plan Administrator may immediately sell from the Participant's Plan Account those shares purchased with the Optional Payment. A $10.00 fee will also be assessed against the Participant's Plan Account. If the net proceeds from the sale of the shares purchased with the Optional Payment is insufficient to cover the Optional Payment and $10.00 fee, the Plan Administrator may sell such additional shares from the Participant's Plan Account as necessary to satisfy the uncollected balance.

  Any Optional Payments that a Participant submits to the Plan Administrator will be invested in shares of Common Stock once each quarter during the Investment Period relating to the dividend payment date for that quarter. No interest will be paid to any Participant on Optional Payments between the time the Plan Administrator receives them and the time they are invested. The earliest date that the Plan Administrator will accept Optional Payments for a given quarter (except for Optional Payments made at the time of initial enrollment in the Plan, as described in the first paragraph under this Question 22) is 30 business days prior to the dividend payment date for that quarter. Any payments received prior to that date (other than those made upon initial enrollment) will be returned to the Participant. The last time that the Plan Administrator will accept Optional Payments for a given quarter is the close of business on the fifth business day prior to the dividend payment date for that quarter. Any payments received after that date will be returned to the Participant. Participants are urged to submit their Optional Payments in accordance with these guidelines.

  If a Participant submits an Optional Payment, and then wishes to have it returned to him rather than invested, the Plan Administrator will not be obligated to return it unless a written request that it be returned is received no later than the close of business on the fifth business day prior to the Investment Period relating to the dividend payment date.

  A participant is not obligated to make an Optional Purchase each quarter.

 23. In what amounts may Optional Purchases be made?

  The amount of Optional Purchases may vary from quarter to quarter. The minimum Optional Purchase is $25 and Optional Purchases may not aggregate more than $100,000 in any calendar year. For purposes of this limitation, the Company reserves the right at any time and from time to time to aggregate all Plan Accounts under the common control or management of brokers, dealers and other institutional traders and to deem such Plan Accounts as one account. The full amount of any quarter's Optional Purchase for a Plan Account must be submitted to the Plan Administrator in a single payment. The Plan Administrator will purchase as many whole shares and fractional shares (computed to three decimal places) of Common Stock as can be purchased with the amount submitted.

 24. How will the price of shares purchased through Optional Purchases be determined?

  The price of shares purchased through Optional Purchases will be determined in the same manner as determined for Reinvestment Purchases. See Question 20.

  Optional Payments received from foreign Participants must be in United States dollars and will be invested in the same way as Optional Payments from other Participants.

 25. Will shares acquired through Optional Purchases be subject to automatic dividend reinvestment?

  Yes. All dividends paid on shares acquired through Optional Purchases, so long as the shares are held in the Participant's Plan Account, will be automatically reinvested in shares of Common Stock. If certificates for shares acquired through Optional Purchases are issued to the Participant, the dividends paid on such shares will continue to be reinvested unless the Participant elects to have them paid in cash by changing his or her investment option. Shares purchased with Optional Payments in the current quarter will be eligible to receive a dividend in the subsequent quarter.

Payroll Deduction Purchases

 26. When will Payroll Deduction Purchases be made?

  In the case of newly issued or treasury Common Stock, Payroll Deduction Purchases will be made monthly on the last day of each month, other than for the month of December when the purchase will be made on the first business day in January, with the Payroll Deduction Payments for the preceding month. In the case of open market or negotiated transactions, Payroll Deduction Purchases will be made monthly, during the period beginning on the fifth business day preceding the end of each month and ending on the 15th business day of the following month (the "Payroll Investment Period"), with the Payroll Deduction Payments for the preceding month.

  The price of shares purchased through Payroll Deduction Purchases will be determined in the same manner as determined for Reinvestment Purchases (See Question 20.)

Costs

 27. Are any fees or expenses incurred by a Participant in the Plan?

  Participants will incur no brokerage commissions or administrative charges for purchases made through the Plan. However, brokerage commissions paid by us are considered by the

Internal Revenue Service to be income to the recipient (see Question 35). There may be certain charges incurred upon a Participant's withdrawal from the Plan, which are described under Question 30. In addition, certain charges will be incurred for Optional Payments returned unpaid, which are described under Question 22.

  In the case of open market purchases or negotiated transactions and in order to permit the Plan to purchase all of the Common Stock it requires each quarter with the least disruption to the market, we will advance funds to enable the Plan to begin quarterly purchases before the Plan receives dividends on the dividend payment date. Those advances will be repaid by the Plan, together with an interest charge equal to our internal cost of funds for the amount and period of such advance. This advance and interest charge will be paid out of dividends received from us as soon as practical after each quarterly dividend payment date. The interest charge will reduce the aggregate amount available to acquire Common Stock during the quarterly Investment Period, but will be offset by additional dividends received by the Plan on Common Stock it acquires each Investment Period prior to the dividend record date.

Statements and Reports to Participants

 28. What type of statements and reports will be sent to Participants?

  Each Participant will receive a statement of his or her Plan Account for each quarter. The statement will reflect the activity in the Participant's Plan Account for the year to date, including that quarter, and the balance in the participant's Plan Account at the end of that quarter. Participants will also receive the same communications as other shareholders, including the Quarterly Reports to Shareholders, the Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement. In addition, Participants will receive year-end statements showing total dividends paid on shares held outside the Plan and in their Plan Accounts.

Withdrawal and Termination

 29. When and how may a Participant withdraw from the Plan?

  A Participant may withdraw from the Plan at any time by properly completing the tear off form on the back of his or her quarterly statement and sending it to the Plan Administrator. Eligible Employee Participants must also follow instructions under Question 14 to terminate payroll deductions. A Participant who withdraws from the Plan may not join again for 12 months unless the Company consents.

 30. What happens when a Participant withdraws from the Plan?

  When a Participant withdraws from the Plan he or she will be issued a certificate representing all of the whole shares credited to his or her Plan Account, and the participant will receive a cash payment for any fraction of a share credited to his or her Plan Account.

  If a Participant's request to withdraw from the Plan is received on or before a dividend record date, the withdrawal will be processed before the close of business on the record date and the Participant will receive the cash dividend paid on the dividend payment date. If the request to withdraw is received after a dividend record date, the cash dividend paid on the dividend payment date will be invested in Common Stock and the request for withdrawal will then be processed after this Reinvestment Purchase is credited to the Participant's Plan Account.

  If any Optional Payments or Payroll Deduction Payments are being held on a Participant's behalf at the time his or her request for withdrawal is received, the Plan Administrator will not be required to return them to him unless that request is received at least ten business days prior to the next dividend payment date. If the request is received less than ten business days prior to the next dividend payment date, the Optional Payments or Payroll Deduction Payments will be invested in Common Stock and the request for withdrawal will then be processed.

  Upon tendering notice of withdrawal from the Plan, a Participant may request that all whole shares credited to his or her Plan Account be sold. The sale will be made as soon as practicable after receipt of his or her request. The Participant will receive the proceeds of the sale, less the brokerage commission, any transfer tax and a handling charge for the transaction.

 31. May a Participant discontinue dividend reinvestment on shares held outside the Plan without withdrawing from the Plan?

  Yes, a Participant who wishes to discontinue the automatic reinvestment of the dividends on the shares held outside the Plan may do so without withdrawing from the Plan, by filing a request to change his or her investment option. The tear-off form on the back of his or her quarterly statement may be used for this purpose. However, the dividends on the shares held in his or her Plan Account will continue to be reinvested.

 32. What happens if a Participant sells the shares of Common Stock he holds outside the Plan?

  If a Participant sells all of the shares of Common Stock he or she holds outside the Plan, the Company will continue to reinvest the dividends on the shares held in his or her Plan Account. However, if less than one whole share is held in the Plan Account at the time the shares held outside the Plan are sold, the Participant will receive a cash payment for his or her fractional share and his or her Plan Account will be closed.

  If a Participant who has chosen partial dividend reinvestment as the investment option sells a portion of the shares of Common Stock held outside the Plan, the shares that are sold will be considered, to the extent possible, to have been those not subject to dividend reinvestment, and the shares which are retained will be considered to have been those subject to dividend reinvestment and will continue to be subject to such reinvestment.

 33. What happens if we terminate the Plan?

  If we terminate the Plan, the provisions listed under Question 30 will apply, substituting the date of the termination of the Plan for the date the Participant's withdrawal request is received.

Rights Offerings and Share Distributions

 34. What happens if we make a rights offering or share distribution?

  In the event we make a rights offering of any of its securities to shareholders of Common Stock, the Plan Administrator will promptly sell on the open market the rights attributable to all of the shares held in Participants' Plan Accounts. The Plan Administrator will then proportionally credit each Participant's Plan Account with the proceeds of that sale, and those proceeds will be invested as Optional Payments at the time of the next Common Stock dividend. All Participants will be notified by the Company of any such rights offering. Therefore, any Participant who wishes to exercise his or her rights with respect to shares held in his or her Plan Account will be required to instruct the Plan Administrator to withdraw the Participant's Plan shares from the Plan prior to the record date for the rights distribution.

  Any dividend payable in Common Stock or any split shares, to the extent attributable to shares held in a Participant's Plan Account, will be added to that Participant's Plan Account. Any dividend payable in Common Stock or any split shares, to the extent attributable to shares held by a Participant outside the Plan, will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

Taxes

 35. What are the Federal income tax consequences of participation in the Plan?

  We believe that the Federal income tax consequences of participating in the Plan will be as follows:

    (1) Participants will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the shares acquired from us with reinvested dividends. Fair market value for such purpose will be: (i) in the case of treasury or newly issued shares acquired by the Plan, the average of the high and low sale prices for the Common Stock on the dividend payment date, and not the twelve-day average used to calculate the purchase price for such shares under the Plan; (ii) in the case of shares acquired by the Plan on the open market or in negotiated transactions, the weighted average of the actual prices paid for all such shares. Participants who purchase treasury or newly issued shares with Optional Payments will be treated as having received a taxable dividend on the applicable Investment Date equal to the difference between the fair market value of such shares, determined under the rule set forth in the preceding sentence, and the amount paid for them. In the case of shares purchased on the open market, Participants will be treated as having received an additional dividend in the amount of the brokerage fees, if any, that are paid by us.

    (2) The fair market value determined as set forth in paragraph (1) will be the tax basis for determining gain or loss upon any subsequent sale of shares (increased, in the case of open market purchases, by the amount of the brokerage fees, if any, paid by us).

    (3) A Participant's holding period for shares acquired pursuant to the Plan will begin on the day following the credit of such shares to such Participant's account.

  In the case of Participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Plan Administrator will reinvest an amount equal to the dividends of such Participants, less the amount of tax required to be withheld. The quarterly statements confirming purchases made for such Participants will indicate the net dividend payment reinvested.

 36. What information will be provided to Participants for income tax purposes?

  As previously indicated under Question 28, each Participant will receive quarterly statements advising him of his or her purchases of shares of Common Stock. These statements should be retained for income tax purposes.

 37. Should Participants consult with their own tax advisers?

  Yes. Participants should consult with their own tax advisers for more information regarding the Federal, state and local tax consequences of participation in the Plan.

Other Information

 38. How will a Participant's shares held under the Plan be voted at meetings of shareholders?

  Each Participant's Plan shares will automatically be voted in the same manner that his or her shares held outside the Plan are voted, either by proxy or in person. Matters involving written consents will also be handled in the same way. If a Participant no longer holds shares outside the Plan, but shares remain in his or her Plan Account, those remaining shares will be voted in accordance with instructions received from the Participant. If no instructions are received, they will not be voted.

 39. May shares held in a Participant's Plan Account be pledged or assigned?

  Shares credited to a Participant's Plan Account may not be pledged or assigned, and any such purported pledge or assignment will be void. If a Participant wishes to pledge or assign such shares, he must first request that a certificate for them be issued in his or her name.

 40. Who interprets and regulates the Plan?

  We reserve the sole right to interpret and regulate the Plan.

 41. May the Plan be terminated, suspended or amended?

  We may, in our sole discretion and by written notice, terminate at any time any Participant's participation in the Plan. We may at any time and for any reason terminate or suspend the Plan, or amend any provision of the Plan, and if it does so, it will send written notice to all Participants. All notices will be mailed to each Participant's address as shown on our records. We reserve the right to resign as Plan Administrator, and to appoint a successor.

 42. What are the responsibilities of the Company and the Plan Administrator?

  In acting under the terms and conditions of the Plan as described in this Prospectus, neither we nor the Plan Administrator (if other than us) shall be liable for any act done in good faith or for any good faith omission to act including, without limitation, any failure, prior to receipt by the Plan Administrator of notice in writing of the death of a Participant, to terminate a Plan Account by reason of such death. In addition, neither we nor the Plan Administrator (if other than us) shall be liable with respect to the prices at which shares are purchased or sold for any Participant's Plan Account or the times when such purchases or sales are made or with respect to any fluctuation in the market value before or after such purchases or sales of shares.

                                USE OF PROCEEDS

  The net proceeds from the sale of treasury or newly issued Common Stock by us for the Plan will be added to our general funds and used for our general corporate purposes.

                       MARKET PRICE RANGE AND DIVIDENDS

  The Common Stock is traded on the New York and Philadelphia Stock Exchanges. The following table shows the reported high and low sale prices per share of Common Stock on the composite tape, and dividends declared per share, for the periods indicated:

                                                         Price Range
                                                       --------------- Dividends
Year                                                    High     Low   Declared
----                                                   ------- ------- ---------
1994 First Quarter.................................... 24.0000 21.2500   .360
   Second Quarter..................................... 22.1250 17.7500   .360
   Third Quarter...................................... 19.2500 16.6250   .360
   Fourth Quarter..................................... 18.5000 16.6250   .360
1995 First Quarter.................................... 20.1250 17.8750   .360
   Second Quarter..................................... 20.5000 19.3750   .360
   Third Quarter...................................... 21.3750 18.7500   .360
   Fourth Quarter..................................... 23.3750 21.0000   .360
1996 First Quarter.................................... 23.5000 20.8750   .360
   Second Quarter..................................... 23.7500 21.2500   .360
   Third Quarter...................................... 24.0000 20.1250   .360
   Fourth Quarter..................................... 24.6250 23.0000   .360
1997 First Quarter.................................... 24.8750 21.3750   .360
   Second Quarter..................................... 22.3750 21.0000   .360
   Third Quarter...................................... 25.1875 22.3750   .360
   Fourth Quarter..................................... 30.5000 24.3125   .360
1998 First Quarter.................................... 30.7500 28.7500   .360
   Second Quarter..................................... 30.0000 26.5000   .360
   Third Quarter...................................... 27.8750 22.0000   .360
   Fourth Quarter..................................... 27.0000 25.0000   .360
1999 First Quarter.................................... 26.6875 21.5000   .360
   Second Quarter (Through 5/21/99)................... 26.0000 21.6250   .360

                                 LEGAL OPINION

  Legal matters in connection with the authorization and issuance of the shares of Common Stock offered hereby, and the Federal income tax consequences of participation in the Plan (discussed under Question 35), have been passed upon by Dechert Price & Rhoads, Philadelphia, Pa.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedules incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                INDEMNIFICATION

  The Company's bylaws indemnify each agent of the Company (including officers and directors) against liabilities and expense arising because of such agency. The Company's Board of Directors may, and on request of a corporate agent is required to, determine in each case whether or not the standards applicable to such indemnification have been met. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 No dealer, salesman or other person has been authorized to give any informa-tion or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities of-fered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                             --------------------

                                    CONTENTS

Incorporation of Certain Documents by Reference.............................   2
Additional Information......................................................   2
The Company.................................................................   3
The Plan Administrator......................................................   3
Provisions of the Plan......................................................   3
  Purposes and Advantages...................................................   3
  Participation.............................................................   4
  Administration............................................................   9
  Reinvestment Purchases....................................................   9
  Optional Purchases........................................................  10
  Payroll Deduction Purchases...............................................  12
  Costs.....................................................................  12
  Statements and Reports to Participants....................................  13
  Withdrawal and Termination................................................  13
  Rights Offerings and Share Distributions..................................  15
  Taxes.....................................................................  15
  Other Information.........................................................  16
  Use of Proceeds...........................................................  17
Market Price Range and Dividends............................................  18
Legal Opinion...............................................................  19
Experts.....................................................................  19
Indemnification.............................................................  19


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  South Jersey
                                Industries, Inc.


                    [LOGO OF SOUTH JERSEY INDUSTRIES, INC.]

                                  Common Stock
                               ($1.25 Par Value)

                             --------------------

                                   PROSPECTUS

                             --------------------

                           Dividend Reinvestment Plan

                                  May 28, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SOUTH JERSEY INDUSTRIES, INC.

Part II.     Information Not Required in Prospectus.
             ---------------------------------------

Item 14.     Other Expenses of Issuance and Distribution.
             --------------------------------------------


SEC Registration Fee .......................................     $ 7,202
Legal and accounting fees and expenses .....................     $ 5,000
Printing expenses ..........................................     $ 9,000
Stock exchange listing fees ................................     $ 6,500
Miscellaneous (including Blue Sky fees and expenses) .......     $   700
                                                                 -------
Total ......................................................     $28,402
                                                                 =======


Each amount set forth above, except for the SEC fee, is estimated.

Item 15.     Indemnification of Directors and Officers.
             ------------------------------------------

     As authorized by Title 14A:3-5 of the New Jersey Business Corporation Act,
Article IV of the Company's Bylaws provides that any corporate agent (defined by the statute to include, among others, officers and directors) shall be indemnified by the Company against liability and expense in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified and (b) the power to do so has been or may be granted by statute, and for this purpose the Company's Board of Directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

     The Company maintains and pays all premiums on a directors and officers liability policy with liability coverage in the amount of $10,000,000 for its directors and officers and those of its subsidiaries.

Item 16.    Exhibits.
            ---------

            See Exhibit Index on page II-3.

Item 17.    Undertakings.
            -------------

A.   Undertakings required by Item 512(a) of Regulation S-K
     ------------------------------------------------------

        The Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Undertaking required by Item 512(b) of Regulation S-K
     -----------------------------------------------------

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  Exhibit Index

Exhibit Numbers are in accordance with the Exhibit Table in Item 601 of Regulation S-K
--------------------------------------------------------------------------------


                                                                                    Page No. of
                                                                                    Registration
Exhibit No.       Exhibit Description                                               Statement
-------------      ----------------------                                           ------------
2                 Dividend Reinvestment Plan (as set forth in                       Not Applicable
                  the prospectus).

4(a)              Certificate of Incorporation of the Company,                      Not Applicable
                  as amended through April 19, 1984 (Exhibit
                  4(a) to the Company's Form S-2 (SEC File
                  Number 2-91515), is incorporated herein by
                  reference).

4(b)              Amendment to the Company's Certificate of                         Not Applicable
                  Incorporation relating to two-for-one stock
                  split, effective as of April 28, 1987 (Exhibit 4(e)(1)
                  to the Company's Post-Effective Amendment No. 1 to Form S-3,
                  SEC file number 33-1320, is incorporated herein by
                  reference).

4(c)              Amendment to the Company's Certificate of                         Not Applicable
                  Incorporation relating to director and officer
                  liability, effective as of April 28, 1987
                  (Exhibit 4(e)(2) to the Company's Post-
                  Effective Amendment No. 1 to Form S-3,
                  SEC file number 33-1320, is incorporated
                  herein by reference).


5        Opinion of Dechert Price & Rhoads

23(a)    Consent of Deloitte & Touche LLP.

23(b)    Consent of Dechert Price & Rhoads                    Not Applicable
         (included in Exhibit 5 hereto).

24 Power of Attorney of Directors and Officers of the Company

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Folsom, State of New Jersey, on May 28, 1999.

                                           SOUTH JERSEY INDUSTRIES, INC.


                                           By /s/ David A. Kindlick
                                              ----------------------------------
                                              David A. Kindlick, Vice President
                                              (Principal Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                Title                                    Date
---------                                                -----                                    ----
/s/ Charles Biscieglia                    President, Chief Executive Officer                   May 28, 1999
    ------------------                               and Director
Charles Biscieglia

                                             (Principal Executive Officer)

/s/ David A. Kindlick                               Vice President                             May 28, 1999
    -----------------
David A. Kindlick

                                             (Principal Financial Officer)

/s/ William J. Smethurst, Jr.                          Treasurer                               May 28, 1999
    -------------------------
William J. Smethurst, Jr.
                                            (Principal Accounting Officer)

/s/ Richard L. Dunham                     Chairman of the Board of Directors                   May 28, 1999
    -----------------
Richard L. Dunham

/s/ W. Cary Edwards                                     Director                               May 28, 1999
    ---------------
W. Cary Edwards

/s/ Thomas L. Glenn, Jr.                                Director                               May 28, 1999
    --------------------
Thomas L. Glenn, Jr.

/s/ Frederick R. Raring                                 Director                               May 28, 1999
    -------------------
Frederick R. Raring

/s/ Clarence D. McCormick                               Director                               May 28, 1999
    ---------------------
Clarence D. McCormick

Signature                            Title                      Date
---------                            -----                      ----


/s/ Shirli M. Vioni                       Director           May 28, 1999
    ---------------
Shirli M. Vioni

/s/ Herman D. James                       Director           May 28, 1999
    ---------------
Herman D. James